EXHIBIT 99

FOR IMMEDIATE RELEASE Fairfax, Virginia December 9, 2002	Contact: Bernard H. Clineburg, Chairman President & CEO (703) 279-5048 Carl E. Dodson, Executive Vice President (703) 279-5088

CARDINAL FINANCIAL CORPORATION ANNOUNCES
RESIGNATION OF JOHN P. HOLLERBACH, CFO

        Cardinal Financial Corporation (NASDAQ: CFNL—Common, NASDAQ: CFNLP—Preferred) (the "Company" or "Cardinal"), parent company of Cardinal Bank, N.A., located in Fairfax, Virginia, announced the resignation of John P. Hollerbach, who had joined the Company as a financial consultant in April 2002, and was subsequently named Chief Financial Officer in June, 2002. Mr. Hollerbach, having successfully completed the objectives that were the reason for his employment as full time Chief Financial Officer of Cardinal, will return to his consulting practice.

        Cardinal plans to begin immediately the search for a new Chief Financial Officer. Carl Dodson, Executive Vice President and Chief Operating Officer, has been named interim Chief Financial Officer. Mr. Dodson has been with Cardinal since May 1998, serving in various capacities, including Chief Credit Officer and, most recently, as Chief Operating Officer. Mr. Dodson has over 20 years of banking experience. Just prior to joining Cardinal, he served as Chief Financial Officer of CC Pace Resources, an energy consulting firm located in Fairfax, Virginia. He holds a BA degree in Economics from the University of Virginia and an MBA degree from The Darden Graduate School of Business Administration, University of Virginia.